UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2012

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, the Board of Directors of UnitedHealth Group Incorporated (“UnitedHealth Group” or the “Company”) elected Dr. Edson Bueno to the Board. Dr. Bueno is the Chief Executive Officer of Amil Participações S.A. (“Amil”). Amil is the largest health care organization in Brazil, according to the Brazilian managed care regulator (ANS), currently assisting more than 5 million people mainly in the states of São Paulo, Rio de Janeiro, Paraná, Minas Gerais, Pernambuco, Bahia, Rio Grande do Norte and the Distrito Federal. Dr. Bueno is compensated for his service as the Chief Executive Officer of Amil pursuant to an agreement with a subsidiary of UnitedHealth Group; he will receive no additional compensation for his Board service. Dr. Bueno is not an independent director and is not expected to serve on any Board committees.

On October 26, 2012, UnitedHealth Group acquired approximately 60 percent of the outstanding shares of Amil from Amil’s founding shareholders, including Dr. Bueno, and Amil management. The Company acquired indirectly Amil common shares from Dr. Bueno through the acquisition of 407,687,473 shares in Amil’s controlling shareholder, a holding company, for R$7.917426 per share, based on a price of R$30.75 per Amil common share. Dr. Bueno and his partner, Dr. Dulce Pugliese, continue to own approximately 10 percent of Amil’s outstanding common shares and have committed to retain such shares for at least five years, subject to certain exceptions. Dr. Bueno has the right to put the shares to the Company and the Company has the right to call the Amil shares upon expiration of the five year term, unless accelerated upon certain events, at a fair market value to be determined by appraisal firms selected by the Company and Dr. Bueno. Dr. Bueno and Dr. Pugliese have agreed to indemnify the Company against certain losses in connection with the acquisition and have pledged their 10 percent stake in Amil as security for this indemnification. The Company will advance a tender offer to purchase approximately 30 percent of Amil’s outstanding common shares from public shareholders in the first half of 2013. Dr. Bueno also has committed to invest approximately U.S.$470 million in UnitedHealth Group common shares and hold those shares for the same five-year term, subject to certain exceptions.

Set forth below is information regarding certain ongoing business relationships between Amil and related persons, all of which existed prior to the closing of the acquisition of a majority interest in Amil by the Company. The Audit Committee of the Board of Directors has ratified these relationships. Dollar amounts below have been converted into U.S. dollars based on an exchange rate of approximately R$2.03 to U.S.$1.00.

Diagnosticos da America S.A. (“DASA”). Dr. Bueno owns approximately 12 percent of DASA, the largest provider of laboratory tests and medical diagnostic services in Latin America. DASA is a publicly traded company in Brazil. DASA provides vaccination, diagnostic services and laboratory and pathology tests to Amil plan members in Brazil. Services outside of São Paulo, Brazil are provided pursuant to a contract with a term ending in 2013 (which is automatically renewed for successive 36-month terms). Services in São Paulo are provided pursuant to a contract with a term ending in 2026 (which is renewable for successive 15-year terms). Amil generally receives a discount on services provided to its members ranging from 2 percent to 12.5 percent, depending on volume. Amil has granted DASA the exclusive right to provide laboratory and pathology testing services at approximately 64 locations in São Paulo during the term of the contract and receives a discount on services ranging from 4 percent to 15 percent, depending on volume. From January 1, 2012 to September 30, 2012, Amil paid DASA approximately $156 million, which reflects discounts over market rates in part due to exclusivity arrangements. Amounts paid in the future will depend on volume. The Company believes that the contract terms are equal to or better than what could be obtained from unaffiliated third parties.

Hospital Investments. Dr. Bueno owns a 51 percent interest in six hospitals and a 42 percent interest in one hospital that provide services in Brazil to Amil plan members. Services to Amil plan members represent approximately 26% of the aggregate revenue of these hospitals during the period from January 1, 2012 through September 30, 2012. The services are provided pursuant to a contract between Amil and each individual hospital. The contracts shall expire in 2022. From January 1, 2012 to September 30, 2012, Amil paid these hospitals approximately $107 million for services to Amil plan members and the real estate lease payments described below. The Company believes that the contract terms are equal to what could be obtained from unaffiliated third parties and are comparable to, or lower than, rates that are charged to other Brazilian health plans. Amil also has a right of first offer and a right of first refusal to purchase interests in these hospitals should Dr. Bueno or his affiliates determine to transfer their interests to third parties within 10 years from the date of the closing, or October 26, 2022.

Hospital de Clincias de Niteroi Ltda. (“HCN”). HCN, one of the hospitals in which Dr. Bueno owns a 51 percent interest, is also a property leasing company. HCN leases eleven medical facilities and office space to Amil. All of the leases shall run through October 2022. The aggregate annualized rent for Amil’s use of the properties is approximately $12 million for 2012. The lease terms are subject to annual adjustment based on the variation of a general Brazilian price index. The Company believes that the contract terms are equal to what could be obtained from unaffiliated third parties. Amil has a right of first offer and a right of first refusal should Dr. Bueno or his affiliates determine to transfer any of the properties to third parties within 10 years from the date of the closing, or October 26, 2022.

Aeromil Táxi Aéreo Limitada (“Aeromil”). In connection with the Company’s acquisition of the Amil common shares, Amil sold 80 percent of Aeromil, an air taxi business, to Dr. Bueno to comply with Brazilian restrictions on foreign ownership of such businesses. Dr. Bueno’s son-in-law is the Chief Executive Officer of Aeromil. Aeromil will provide on-demand emergency medical transport services to Amil through October 2014, with automatic renewal for succeeding two-year terms. The cost to Amil for such services is based on the operating costs (including utilization and maintenance) of the relevant aircraft. Based on prior usage of such services when Aeromil was wholly-owned by Amil, Amil expects payments for such services to range between $17 million and $20 million for 2013. Amil is entitled to receive dividends equaling 99.9% of the profits of Aeromil and has an irrevocable option to purchase all of Dr. Bueno’s shares in Aeromil at a price of approximately $14.5 million, the price paid by Dr. Bueno for his stake in Aeromil. Amil’s call option has an indefinite term so long as each party holds stock in Aeromil. Dr. Bueno is restricted from selling his shares in Aeromil except pursuant to Amil’s call option.

Employment of Solange Novelli Medina. Ms. Medina, Dr. Bueno’s wife, serves as Amil’s head of design. Her annual salary is approximately U.S. $160,000 and she is eligible for profit sharing payments based on Amil’s annual performance. She also receives benefits under Amil’s benefit plans that are generally available to Amil employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 2, 2012	By:	/s/ Dannette L. Smith

Name: Dannette L. Smith
Title: Secretary to the Board